UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2004

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9310 Broadway, Building I San Antonio, Texas		78217
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 828-7689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported, on November 30, 2004, our wholly owned indirect subsidiary, Pioneer Drilling Services, Ltd., entered into an Asset Purchase Agreement providing for the acquisition of five mechanical land drilling rigs and related equipment, including trucks, trailers, vehicles, spare drill pipe and yard equipment, from Allen Drilling Company, located in Woodward, Oklahoma.  We also entered into a purchase agreement for an approximately 17–acre rig storage and maintenance yard owned by Allen Drilling in Woodward, Oklahoma.  We completed the acquisition of those assets on December 15, 2004.

We paid total consideration of $7,200,000 in cash for the Allen Drilling assets.  We are also obligated to make annual payments of $100,000 each for five years beginning December 15, 2005 under a noncompetition agreement we entered into with Mr. Dixon Allen. We also assumed various contracts and other liabilities of Allen Drilling.  In addition, Mr. Allen signed an employment agreement with us for a primary term of two years.  We funded the payment of the $7,200,000 consideration with a borrowing under the acquisition facility provided by our new credit agreement with Frost National Bank, the Bank of Scotland and Zions First National Bank.

Prior to entering into the Asset Purchase Agreement, no material relationship existed between us and either Allen Drilling or any of its affiliates, directors or officers.

The information set forth above is qualified by reference to the full text of the Asset Purchase Agreement, a copy of which we filed as an exhibit to this report and are incorporating into this Item by this reference.

We have attached, as Attachment A to this report, the audited financial statements of Allen Drilling as of and for the years ended September 30, 2004 and 2003.

We have also attached, as Attachment B to this report, pro forma financial statements, which combine the operations of Pioneer Drilling Company and its consolidated subsidiaries and Allen Drilling.  The combined pro forma financial statements include a combined pro forma balance sheet as of September 30, 2004 and combined pro forma statements of operations for the six months ended September 30, 2004 and the year ended March 31, 2004. The accompanying notes to the combined pro forma financial statements reflect pro forma adjustments to remove, from the September 30, 2004 combined pro forma balance sheet, assets of Allen Drilling which were not acquired, as well as liabilities which were not assumed, and the allocation of the purchase price to the assets acquired.  The notes also reflect pro forma adjustments to the combined pro forma statements of operations for the six months ended September 30, 2004 and the year ended March 31, 2004, each of which assumes that the acquisition had occurred as of the beginning of the period presented.  Adjustments were made to increase interest and depreciation expense and adjust income tax expense/(benefit) for the effects of the other pro forma adjustments.

Unless the context otherwise requires, all references in this report to “we”, “us” and “our” refer to Pioneer Drilling Company and its subsidiaries, collectively.

Item 9.01.                                          Financial Statements and Exhibits

(a)                                  Financial statements of businesses acquired.

Attachment A consists of the audited financial statements of Allen Drilling as of and for the years ended September 30, 2004 and 2003.

(b)                                 Pro forma financial information.

Attachment B consists of combined pro forma financial statements, reflecting our acquisition of the Allen Drilling assets, including a combined pro forma balance sheet as of September 30, 2004 and combined pro forma statements of operations for the six months ended September 30, 2004 and the year ended March 31, 2004.

(c)                                  Exhibits.

Exhibit Number	Exhibit

2.1

Asset Purchase Agreement dated November 30, 2004, by and among Allen Drilling Company, the Earl Allen Family Trust dated April 1, 1979, the sole shareholder of Allen Drilling Company, Dixon Allen, Paula K. Hoisington and Lisa D. Johonnesson, all of the beneficiaries of the Trust, and Pioneer Drilling Services, Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K dated November 30, 2004 filed by Pioneer Drilling Company with the SEC on December 2, 2004 (File No. 1-8182)).

2.2	Consent of independent public accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

	By:	/s/ William D. Hibbetts
William D. Hibbetts
Senior Vice President and Chief Financial
Officer

Date: February 18, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1

Asset Purchase Agreement dated November 30, 2004, by and among Allen Drilling Company, the Earl Allen Family Trust dated April 1, 1979, the sole shareholder of Allen Drilling Company, Dixon Allen, Paula K. Hoisington and Lisa D. Johonnesson, all of the beneficiaries of the Trust, and Pioneer Drilling Services, Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K dated November 30, 2004 filed by Pioneer Drilling Company with the SEC on December 2, 2004 (File No. 1-8182)).

2.2	Consent of independent public accountant.

Attachment A

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Allen Drilling Company:

We have audited the accompanying balance sheets of Allen Drilling Company as of September 30, 2004 and 2003, and the related statements of income, changes in stockholder’s equity and cash flows for the years then ended. These financial statements are the responsibility of the management of Allen Drilling Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allen Drilling Company as of September 30, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Respectfully submitted,
/s/ Kennedy and Coe, LLC

Great Bend, Kansas January 21, 2005

1910 18th STREET, BOX 929, GREAT BEND, KS 67530. PHONE (316) 792-5275. FAX (316) 792-5077. WWW.KCOE.COM

Members of: American Institute of Certified Public Accountants. Offices in Kansas, Oklahoma and Colorado

ALLEN DRILLING COMPANY

BALANCE SHEETS

	September 30,
	2004	2003
ASSETS
Current Assets
Cash and cash equivalents	$481,615	$891,109
Certificate of deposit	—	317,332
Receivables
Trade, less allowance for doubtful accounts	2,720,434	2,116,039
Other	—	8,620
Prepaid income taxes	114,896	—
Contract drilling in progress	154,072	314,985
Prepaid expenses	247,625	61,734
Inventory	39,179	50,647
Total Current Assets	3,757,821	3,760,466

Property and Equipment, at cost
Land	10,305	2,805
Buildings	506,333	247,543
Drilling rigs	6,659,134	5,093,350
Mobile equipment	785,853	635,136
Shop equipment	29,030	21,475
Office equipment	57,273	51,951
	8,047,928	6,052,260
Deduct accumulated depreciation	4,701,772	4,169,087
Total Property and Equipment	3,346,156	1,883,173

Other Assets
Certificate of deposit	317,332	—
Oil and gas properties, less accumulated depreciation, depletion and amortization	3,065	4,467
Other investments	15,654	20,499
Total Other Assets	336,051	24,966
Totals	$7,440,028	$5,668,605

The accompanying notes are an integral part
of these financial statements.

	September 30,
	2004	2003
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable—Trade	$1,071,740	$903,700
Customer deposit	120,000	—
Accrued expenses
Income taxes	41,300	97,177
Other	1,402	198,735
Deferred income tax liability	5,900	10,375
Note payable—Stockholder	523,431	600,334
Notes payable—Bank	—	33,871
Current portion of long-term obligations	563,901	271,738
Total Current Liabilities	2,327,674	2,115,930

Long-Term Obligations, less current portion	—	35,464

Deferred Income Tax Liability	392,100	88,500

Stockholder’s Equity
Capital stock
Common—$1 par value,
Authorized—1,000,000 shares,
Issued—415,000 shares	415,000	415,000
Additional paid-in capital	110,418	110,418
Retained earnings	5,794,835	4,503,292
	6,320,253	5,028,710
Less: Treasury stock, at cost, 225,035 shares	1,599,999	1,599,999
Total Stockholder’s Equity	4,720,254	3,428,711
Totals	$7,440,028	$5,668,605

ALLEN DRILLING COMPANY

STATEMENTS OF INCOME

	Year Ended September 30,
	2004	2003
Operating Revenues
Drilling	$14,439,575	$9,752,534
Oil and gas sales	2,400	61,968
Total Operating Revenues	14,441,975	9,814,502

Operating Costs and Expenses
Direct rig	11,797,492	8,616,157
Oil and gas	1,664	52,266
Engineering	92,404	88,241
General and administrative	415,358	355,560
Total Operating Expenses	12,306,918	9,112,224

Operating Income	2,135,057	702,278

Other Income (Expense)
Investment income	7,958	46,117
Gain on sale of assets	21,901	34,982
Interest expense	(61,898)	(73,948)
Other	4,574	19,255
Total Other Income (Expense)	(27,465)	26,406

Net Income before Income Taxes	2,107,592	728,684

Income Taxes	816,049	284,977

Net Income	$1,291,543	$443,707

The accompanying notes are an integral part
of these financial statements.

ALLEN DRILLING COMPANY

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

	Common Stock	Additional Paid-In Capital	Retained Earnings	Treasury Stock	Total
Balances, September 30, 2002	$415,000	$110,418	$4,059,585	$(1,599,999)	$2,985,004

Net income for the year ended September 30, 2003	—	—	443,707	—	443,707

Balances, September 30, 2003	415,000	110,418	4,503,292	(1,599,999)	3,428,711

Net income for the year ended September 30, 2004	—	—	1,291,543	—	1,291,543

Balances, September 30, 2004	$415,000	$110,418	$5,794,835	$(1,599,999)	$4,720,254

The accompanying notes are an integral part

of these financial statements.

ALLEN DRILLING COMPANY

STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

	Year Ended September 30,
	2004	2003
Cash Flows From Operating Activities
Net income	$1,291,543	$443,707
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion, and amortization	622,249	662,832
(Gain) on sale of assets	(21,901)	(34,982)
Deferred income taxes	299,125	157,800
(Increase) decrease in:
Receivables	(595,775)	(767,720)
Prepaid income taxes	(114,896)	69,933
Contract drilling in progress	160,913	(144,332)
Prepaid expenses	(185,891)	153,395
Inventory	11,468	3,451
Other investments	4,845	725
Increase (decrease) in:
Accounts payable—Trade	139,644	483,080
Customer deposit	120,000	—
Accrued income taxes	(55,877)	78,542
Other accrued expenses	(197,333)	97,177
Total Adjustments	186,571	759,901
Net Cash Provided by Operating Activities	1,478,114	1,203,608

Cash Flows From Investing Activities
Addition to certificate of deposit	—	(17,332)
Proceeds from sale of property and equipment	30,551	452,852
Acquisition of property and equipment and oil and gas properties	(2,018,218)	(1,346,635)
Net Cash (Used in) Investing Activities	(1,987,667)	(911,115)

Cash Flows From Financing Activities
Payments on accounts payable for equipment additions	(45,866)	—
Net payments on short-term borrowing	(110,774)	(90,551)
Borrowing on long-term debt	687,055	52,193
Principal payments on long-term debt	(430,356)	(367,510)
Net Cash Provided by (Used in) Financing Activities	100,059	(405,868)

	Year Ended September 30,
	2004	2003
Net (Decrease) in Cash and Cash Equivalents	$(409,494)	$(113,375)

Cash and Cash Equivalents at Beginning of Period	891,109	1,004,484

Cash and Cash Equivalents at End of Period	$481,615	$891,109

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash Paid (Received) During the Period for:
Interest	$61,898	$73,948
Income taxes (refunds)	687,697	(39,933)

Supplemental Schedule of Noncash Financing and Investing Activities

Property and Equipment Additions Financed by Increases in Accounts Payable at End of Period	$74,262	$45,866

The accompanying notes are an integral part
of these financial statements.

ALLEN DRILLING COMPANY

NOTES TO FINANCIAL STATEMENTS

September 30, 2004 and 2003

1.  Summary of Significant Accounting Policies

a.   Nature of Operations: Allen Drilling Company (the Company) is a Kansas corporation incorporated on April 15, 1977. The Company is an independent oil and gas well drilling contractor. Its principal customers are independent U.S. oil and gas producers. The Company primarily conducts its drilling operations in the States of Kansas and Oklahoma. The Company also invests in the acquisition, development, and production of oil and gas, primarily through working interest arrangements.

b.   Use of Estimates: The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.   Cash and Cash Equivalents: Cash and cash equivalents include cash in banks and money market accounts.

d.   Accounts Receivable and Allowance for Uncollectible Accounts: Accounts receivable are stated at face value less the allowance for uncollectible accounts. The allowance is established based on the Company’s assessment of economic conditions and an analysis of specific customer accounts. The Company considers accounts receivable to be fully collectible; accordingly, the allowance is set at zero at September 30, 2004 and 2003. Accounts receivable are considered past due based on the payment terms, but interest is not normally charged on past due accounts. The Company has one account that is past due over 90 days as of September 30, 2004, in the amount of $49,331.

e.   Inventory: Inventory of supplies is stated at lower of cost or market, with cost determined on a first-in, first-out basis.

f.    Property and Equipment: Property and equipment is recorded at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the assets as follows:

Buildings	15 years
Drilling rigs	5 to 10 years
Mobile equipment	5 years
Shop equipment	5 years
Office equipment	7 years

Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in results of operations.

Repairs and maintenance charges that do not increase the useful lives of the assets are charged to operations as incurred.

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable.

When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset, and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

g.   Revenue and Cost Recognition: Drilling revenues are earned under daywork and footage contracts. Revenues are recognized for each day of work completed using the percentage of completion method based on the estimated number of days to complete each well. Individual wells are generally completed in less than 30 days.

The asset “contract drilling in progress” represents revenues recognized in excess of amounts billed on contracts in progress.

Direct rig costs on wells are accrued over each day of work completed based on the estimated total cost to complete each well over the estimated number of days to complete each well. Direct drilling costs include labor, materials, supplies, repairs, maintenance, and allocations of depreciation. If a loss on a contract in progress at the end of a reporting period is anticipated, the entire amount of the estimated loss is accrued. Engineering and general and administrative expenses are expensed as incurred.

h.   Oil and Gas Properties: The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized.

Capitalized costs of producing oil and gas properties are depreciated and depleted over the estimated production period of the property, generally four to seven years. Support equipment and other property and equipment are depreciated over their estimated useful lives, generally seven years.

i.    Income Taxes: Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the bases of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to investments, contract drilling in progress, different depreciation methods and lives used for property and equipment, and accrued expenses (deductible for income tax purposes when paid). The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income.

2.  Oil and Gas Properties

Oil and gas properties are summarized as follows:

	September 30,
	2004	2003
Leasehold costs—proved properties	$6,983	$6,983
Wells and related equipment	11,104	11,104
	18,087	18,087
Less: Accumulated depreciation, depletion, and amortization	15,022	13,620
Net Oil and Gas Properties	$3,065	$4,467

3.  Notes Payable

The Company has an operating line of credit with Bank of America, N.A. The maximum borrowing available under this agreement is $500,000 as of September 30, 2004, of which $0 is borrowed at September 30, 2004. The line of credit bears a variable interest rate (which was 5.75% as of September 30, 2004). The line of credit is collateralized by the Company’s equipment. The note is presently due on demand.

The Company has an unsecured note payable to the stockholder in the amount of $523,431 as of September 30, 2004. The note bears interest at 7% as of September 30, 2004. Interest expense was $36,400 and $46,542 for the years ended September 30, 2004 and 2003, respectively. This note was paid in December 2004 (see Note 9).

4.  Long-Term Debt

Long-term debt consists of the following:

	September 30,
Description	2004	2003
Note payable to Bank of America, N.A., dated April 23, 2004, in the original principal amount of $350,000, due in monthly installments of $29,976 beginning May 23, 2004 through May 23, 2005, including interest at a variable rate (which was 5.75% at September 30, 2004), collateralized by equipment	$206,561	$—

Note payable to Bank of America, N.A., dated May 7, 2004, in the original principal amount of $200,000, due in monthly installments of $1,764 beginning June 7, 2004 through May 7, 2019, including interest at 6.60%, collateralized by property acquired in Woodward, Oklahoma	196,754	—

Notes payable to Bank of America, N.A., paid in full during the year ended September 30, 2004	—	230,399
Notes payable to General Motors Acceptance Corporation, due in various monthly installments bearing interest at 0%, collateralized by vehicles	$160,586	$76,803
	563,901	307,202
Less: Current maturities	563,901	271,738
Total Long-Term Obligations	$—	$35,464

The President of the Company and the stockholder have provided guarantees of all of the Company’s borrowings payable to Bank of America, N.A. All notes payable to Bank of America, N.A. and General Motors Acceptance Corporation were paid in December 2004 (see Note 9).

5.  Income Taxes

The provision (benefit) for income taxes includes income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities. The provision for income taxes consists of the following:

	Year Ended September 30,
	2004	2003
Federal Income Taxes
Current	$458,664	$110,234
Deferred	58,260	16,943
	516,924	127,177
Deferred
Benefit of net operating loss carryforwards used
States	$36,700	$10,700
Change in valuation allowance	(14,575)	(2,800)
Other
Federal	240,700	130,200
States	36,300	19,700
	299,125	157,800

Totals	$816,049	$284,977

The reconciliation of income tax computed at statutory rates to income tax expense is as follows:

	Year Ended September 30,
	2004	2003
Federal income taxes at statutory rates (34%)	$716,582	$247,753
State income taxes, net of federal benefit	96,877	38,782
Other	2,590	(1,558)
Totals	$816,049	$284,977

Under Financial Accounting Standards Board Statement No. 109, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred income tax assets (liabilities) are as follows:

	September 30,
	2004	2003
Deferred Income Tax Assets
Net operating loss carryforwards	$19,400	$58,300
Other	8,800	27,000
	28,200	85,300
Valuation allowance	—	14,575
	28,200	70,725
Deferred Income Tax Liabilities
Contract drilling in progress	26,600	54,100
Property and equipment	399,600	115,500
	426,200	169,600
Net	$(398,000)	$(98,875)

Current	$(5,900)	$(10,375)
Noncurrent	(392,100)	(88,500)
Totals	$(398,000)	$(98,875)

As of September 30, 2004, expiration of state net operating loss carryforwards available for income tax purposes are as follows for the years ending September 30:

	Kansas	Colorado
2006	$71,700	$—
2008	—	98,500
2010	—	400
2011	—	1,900
2012	44,000	—
2022	—	2,700
	$115,700	$103,500

6.  Major Customers and Concentrations of Credit Risk

A material part of the Company’s business is dependent on a few customers, the loss of which could have a material effect on the Company. Revenues attributable to customers comprising over 10% of drilling revenues during each period are as follows:

	Year Ended September 30,
	2004	2003
Customer #1	$6,086,460	$4,160,519

The Company contracts to drill oil and gas wells with customers within the oil and gas industry and grants credit to these customers. Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables.

The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has uninsured cash balances at various times throughout the periods.

7.  Profit Sharing Plan

All employees who are at least age 21 and have one year of service are eligible to participate in the Company 401(k) profit sharing plan. The Company made the following contributions to the plan.

	Year Ended September 30,
	2004	2003
Matching	$23,383	$18,611

8.  Gain Contingency

The Company has filed suit against a customer requesting reimbursement for estimated damages incurred when a rig fell over at the customer job site in April 2004. The customer has filed a counterclaim seeking reduction of the amount of damages claimed by the Company. The ultimate outcome of this lawsuit cannot presently be determined.

9.  Subsequent Events

The Company sold substantially all property and equipment and uncompleted drilling contracts for $6.9 million in December 2004 to Pioneer Drilling Services, Ltd. At closing the Company paid off all notes payable to the stockholder, Bank of America, N.A., and General Motors Acceptance Corporation. The sale represents the disposition of the major segment of the business, which represents substantially all net income of the Company.

Management expects to liquidate the Company in the future, although no timeline has been established. Adjustments to the values of assets and liabilities in the accompanying balance sheets have not been revised to reflect liquidation values due to the lack of a definite plan of liquidation. No loss upon liquidation is expected to be recognized.

Attachment B

PIONEER DRILLING COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

On December 15, 2004, we acquired a fleet of five mechanical land drilling rigs and related equipment and a 17-acre rig storage and maintenance yard located in Woodward, Oklahoma from Allen Drilling Company for total consideration of $7,200,000 in cash.  We also obtained a non-competition agreement from the President of Allen Drilling for additional consideration to be paid over the next five years.  We funded the purchase price of the acquisition with a $7,200,000 borrowing under our new credit facility.

The accompanying combined pro forma balance sheet as of September 30, 2004 combines the historical balance sheets of (1) Pioneer Drilling Company and its consolidated subsidiaries and (2) Allen Drilling.  Adjustments have been made to remove from the September 30, 2004 combined pro forma balance sheet, assets of Allen Drilling which were not acquired, as well as liabilities which were not assumed, and to record the allocation of the purchase price to the assets acquired.

The accompanying combined pro forma statements of operations combine the statements of operations of (1) Pioneer Drilling Company and its consolidated subsidiaries and (2) Allen Drilling for the six months ended September 30, 2004 and the year ended March 31, 2004.  The statements include pro forma adjustments to reflect increases in interest expense to reflect the interest on the borrowing we made to fund our acquisition of the assets and depreciation expense assuming the acquisitions had occurred at the beginning of each period presented and to adjust income tax expense (benefit) for the effects of the other pro forma adjustments.  The unaudited pro forma combined financial statements should be read in conjunction with (i) the historical consolidated financial statements of Pioneer Drilling Company for the year ended March 31, 2004 and the six months ended September 30, 2004 included in our prior SEC periodic reports; and (ii) the audited historical financial statements of Allen Drilling for the year ended September 30, 2004 included in this report.

The unaudited pro forma combined statements of operations are not necessarily indicative of the operating results that would have occurred if the acquisition had been consummated at the beginning of the periods presented nor are they indicative of any future operating results.

Pioneer Drilling Company and Subsidiaries

Unaudited Pro Forma Combined Balance Sheet

September 30, 2004

	Historical	Historical
	Pioneer Drilling Company	Allen Drilling Company		Pro Forma Adjustments	Pro Forma Combined
Current Assets:
Cash and cash equivalents	$11,072,872	$481,615	(C)	$(481,615)	$11,072,872
Receivables	20,047,155	2,720,434	(C)	(2,720,434)	20,047,155
Contract drilling in progress	5,499,121	154,072	(C)	(154,072)	5,499,121
Inventory	—	39,179	(C)	(39,179)	—
Current deferred income taxes	403,394	—		—	403,394
Prepaid income tax	—	114,896	(C)	(114,896)	—
Prepaid expenses	475,666	247,625	(C)	(247,625)	475,666
Total current assets	37,498,208	3,757,821		(3,757,821)	37,498,208
Property and equipment, at cost	166,059,836	8,047,928	(B)	(847,928)	173,259,836
Less accumulated depreciation and amortization	(44,130,814)	(4,701,772)	(C)	4,701,772	(44,130,814)
Net property and equipment	121,929,022	3,346,156		3,853,844	129,129,022
Intangibles and other assets, net of amortization	262,778	336,051	(C)	(336,051)	262,778
Total assets	$159,690,008	$7,440,028		$(240,028)	$166,890,008

Current liabilities:
Notes payable - stockholder	$—	$523,431	(C)	$(523,431)	$—
Current installments, long-term debt	110,215	563,901	(A)	636,099	1,310,215
Accounts payable	17,822,388	1,071,740	(C)	(1,071,740)	17,822,388
Customer deposit	—	120,000	(C)	(120,000)	—
Income tax payable	—	41,300	(C)	(41,300)	—
Deferred income tax liability	—	5,900	(C)	(5,900)	—
Accrued expenses	5,080,073	1,402	(C)	(1,402)	5,080,073
	23,012,676	2,327,674		(1,127,674)	24,212,676
Long-term debt, less current installments	59,635	—	(A)	6,000,000	6,059,635
Deferred income taxes	6,887,499	392,100	(C)	(392,100)	6,887,499
Total liabilities	29,959,810	2,719,774		4,480,226	37,159,810

Shareholders’ equity:
Preferred stock	—	—		—	—
Common stock	3,840,164	415,000	(C)	(415,000)	3,840,164
Additional paid-in capital	138,768,537	110,418	(C)	(110,418)	138,768,537
Retained earnings (deficit)	(12,878,503)	5,794,835	(C)	(5,794,835)	(12,878,503)
Less treasury stock, at cost	—	(1,599,999)	(C)	1,599,999	—
Total shareholders’ equity	129,730,198	4,720,254		(4,720,254)	129,730,198

Total liabilities and shareholders’ equity	$159,690,008	$7,440,028		$(240,028)	$166,890,008

Pioneer Drilling Company and Subsidiaries

Unaudited Pro Forma Combined Statements of Operations

For The Six Months Ended September 30, 2004

	Historical	Historical
	Pioneer Drilling Company	Allen Drilling Company (1)		Pro Forma Adjustments	Pro Forma Combined

Contract drilling revenues	$83,501,710	$7,437,626		$—	$90,939,336

Costs & Expenses:
Contract drilling	68,445,343	5,827,816		—	74,273,159
Depreciation and amortization	10,354,358	311,126	(D)	158,169	10,823,653
General and administrative	1,695,691	221,686		—	1,917,377
Total operating costs and expenses	80,495,392	6,360,628		158,169	87,014,189

Earnings (loss) from operations	3,006,318	1,076,998		(158,169)	3,925,147

Other income (expense):
Interest expense	(1,116,240)	(36,951)	(E)	(123,227)	(1,276,418)
Loss from early extinguishment of debt	(100,833)	—		—	100,833
Interest income	63,769	2,663		—	66,432
Other	15,120	2,698		—	17,818
Total other income (expense)	(1,138,184)	(31,590)		(123,227)	(1,293,001)

Earnings (loss) before tax	1,868,134	1,045,408		(281,396)	2,632,146
Income tax (expense) benefit	(728,573)	(404,949)	(F)	106,985	(1,026,537)

Net earnings (loss)	$1,139,561	$640,459		$(174,411)	$1,605,609

Earnings (loss) per common:
Basic	$0.04				$0.05
Diluted	$0.04				$0.05

Weighted average number of
shares outstanding:
Basic	30,271,934				30,271,934
Diluted	31,289,416				31,289,416

(1) The financial statements of Allen Drilling for the six months ended September 30, 2004 were derived by removing the six months ended March 31, 2004 from the year ended September 30, 2004.

Pioneer Drilling Company and Subsidiaries

Unaudited Pro Forma Combined Statements of Operations

For The Year Ended March 31, 2004

	Historical	Historical
	Pioneer Drilling Company	Allen Drilling Company (1)		Pro Forma Adjustments	Pro Forma Combined

Contract drilling revenues	$107,875,533	$13,199,556		$—	$121,075,089

Costs & Expenses:
Contract drilling	88,504,102	10,166,123		—	98,670,225
Depreciation and amortization	16,160,494	680,249	(D)	258,342	17,099,085
General and administrative	2,772,730	356,393		—	3,129,123
Total operating costs and expenses	107,437,326	11,202,765		258,342	118,898,433

Earnings (loss) from operations	438,207	1,996,791		(258,342)	2,176,656

Other income (expense):
Interest expense	(2,807,822)	(49,898)	(E)	(236,540)	(3,094,260)
Interest income	101,584	28,181		—	129,765
Other	51,675	16,580		—	68,255
Total other income (expense)	(2,654,563)	(5,137)		(236,540)	(2,896,240)

Earnings (loss) before tax	(2,216,356)	1,991,654		(494,882)	(719,584)
Income tax (expense) benefit	426,299	(696,077)	(F)	456,870	187,092

Net earnings (loss)	$(1,790,057)	$1,295,577		$(38,012)	$(532,492)

Earnings (loss) per common:
Basic	$(0.08)				$(0.02)
Diluted	$(0.08)				$(0.02)

Weighted average number of shares outstanding:
Basic	22,585,612				22,585,612
Diluted	22,585,612				22,585,612

(1) The financial statements of Allen Drilling for the year ended March 31, 2004 were derived by adding the six months ended March 31, 2004 to Allen Drilling’s year ended September 30, 2003 and removing the six months ended March 31, 2003.

Pioneer Drilling Company and Subsidiaries

Notes to Unaudited Pro Forma Financial Statements

Pro Forma Adjustments to Combined Financial Statements

The accompanying combined pro forma financial statements combine the operations of Pioneer Drilling Company and its consolidated subsidiaries and Allen Drilling Company. The combined pro forma financial statements include a combined pro forma balance sheet as of September 30, 2004 and combined pro forma statements of operations for the six months ended September 30, 2004 and the year ended March 31, 2004. The following notes reflect adjustments to remove, from the September 30, 2004 combined pro forma balance sheet, assets of Allen Drilling which were not acquired, as well as liabilities which were not assumed, and to record the allocation of our purchase price to the assets acquired. The notes also include adjustments to the combined pro forma statements of operations for the six months ended September 30, 2004 and year ended March 31, 2004, which assume that the acquisition had occurred on April 1, 2004 and April 1, 2003, respectively. Adjustments were made to increase interest and depreciation expense and adjust income tax expense/(benefit) for the effect of the other pro forma adjustments.

A.    To reflect Pioneer’s incurring of $7,200,000 of debt to fund the acquisition of the drilling assets of Allen Drilling, net of debt of

Allen Drilling we did not assume.  The $7,200,000 was provided by bank lenders and is due in equal monthly installments of

$100,000, plus interest payable monthly at prime (4.75 % at September 30, 2004) for 36 months, with the unpaid balance due at the end of 36 months.

B.    To reflect the purchase of the drilling assets and related assets of Allen Drilling for $7,200,000 cash.

C.    To remove historical basis of assets not acquired and the liabilities and capital accounts of Allen Drilling.

D.    To reflect the increase in amortization of intangible assets due to a noncompetition agreement and customer lists:

		Amount	Six Months Ended September 30, 2004	Year Ended March 31, 2004
Noncompetition agreement	5 years	$475,114	47,511	95,023
Customer lists	1 year	$12,500	6,250	12,500
Amortization adjustment			$53,761	$107,523

To reflect the increase in depreciation expense resulting from the purchase price allocation of property and equipment depreciated on a straight-line basis over 3 to 10 years for the purchased drilling equipment and 20 years for the purchased building.

		Amount	Six Months Ended September 30, 2004	Year Ended March 31, 2004
Rigs	10 years	$6,943,164	$347,158	$694,316
Yard equipment and pipe	3 years	$233,255	38,876	77,752
Vehicles	5 years	$230,000	23,000	46,000
Building	20 years	$260,000	6,500	13,000
			415,534	831,068
Less amount recorded by Allen Drilling			(311,126)	(680,249)
Depreciation adjustment			104,408	150,819

Total depreciation and amortization adjustment			$158,169	$258,342

(E).  To reflect the increase in interest expense resulting from the incurrence of debt to finance the payment of the purchase price of the Allen Drilling assets:

	Six Months Ended September 30, 2004	Year Ended March 31, 2004
Interest on bank debt and discount on noncompetition agreement	$160,178	$286,438
Less interest recorded by Allen Drilling	(36,951)	(49,898)
Interest expense adjustment	$123,227	$236,540

(F).  To reflect the income tax effects of the foregoing pro forma adjustments

	Six Months Ended September 30, 2004	Year Ended March 31, 2004
Pro forma earning (loss) before tax	$2,632,146	$(719,584)
Effective tax rate	39.00%	26.00%
Pro forma income tax (expense) benefit	(1,026,537)	187,092
Less historical income tax (expense) benefit	(1,133,522)	(269,778)
Income tax adjustment	$106,985	$456,870